Exhibit 10.22

LEASE

THIS LEASE, made as of the _____ day of ___________, 2017, by and between REALCO GA 001, LLC, a Georgia limited liability company, hereinafter referred to as “Landlord,” and GROM EDUCATIONAL SERVICES, a _________________, hereinafter referred to as “Tenant” and Top Draw Animation, Inc., “Guarantor.”

WITNESSETH: That for and in consideration of the rents, covenants and conditions hereinafter set forth, Landlord and Tenant hereby agree as follows:

1.       Premises and Common Areas. Landlord does hereby let, lease and demise unto the Tenant, and Tenant hereby takes and hires from Landlord, all that certain space containing approximately 1,897 rentable square feet (the “Premises”) belonging, situated and located in Suite 2500 of that certain building located at 3280 in the City of Peachtree Corners, State of Georgia (hereinafter the “Building”). The Premises is more particularly described on Exhibit “A” attached hereto and incorporated herein by reference. The parties stipulate and agree that the foregoing square footage measurement is conclusive for all purposes of this Lease. Notwithstanding the foregoing, the measurement of the Premises shall be subject to adjustment in the event of an expansion or contraction of the Premises. As used herein, the term “Project” means the Building and the land on which the Building is situated and all “Common Areas” (as hereinafter defined).

1.2       Common Areas. Tenant shall have the right to use the “Common Areas” (as hereinafter defined) in common with others, and in accordance with the terms of this Lease. As used herein, “Common Areas” shall refer to those certain areas and facilities of the Project that are from time to time provided by Landlord, in its discretion, for the use of tenants of the Building and their employees, clients, customers, licensees and invitees, or for use by the public, which facilities and improvements might include exterior parking areas, access drives, driveways, curbs, lobby areas, stairways, landscaped areas, sidewalks, walkways, picnic areas and lighting standards and fixtures.

2.       Term. The term of this Lease (hereinafter referred to as the “Term”) will commence upon the full execution and delivery of this Lease (the “Commencement Date”); provided, however, that Tenant shall not be obligated to pay “Base Rent” or “Tenant’s Operating Expense Payment” (both as hereinafter defined) until the “Rent Commencement Date” (as hereinafter defined). As used herein, the term “Rent Commencement Date” means the later to occur of the following: (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein; (b) the date on which the “Tenant’s Work” (as hereafter defined) is substantially completed; or (c) November 1, 2017. The Lease shall expire at 11:59 pm on the last day of the calendar month in which the day immediately preceding the date that is sixty-five (65) months after the Rent Commencement Date occurs (the “Expiration Date”). If Tenant, for whatever reason, occupies the Premises prior to the Commencement Date, then all terms and conditions of this Lease shall apply to such occupancy, with the exception of Tenant’s obligation to pay Base Rent and Tenant’s Operating Expense Payment, which, as set forth above, shall not commence until the Rent Commencement Date.

3.       Rent. As used in this Lease, the term “Rent” refers to the “Base Rent,” all “Additional Rent” (both as hereinafter defined) and all other sums due from Tenant to Landlord hereunder. Tenant hereby covenants and agrees to pay to Landlord, without notice, demand, offset, deduction or counterclaim, in lawful money of the United States of America, the following: (a) commencing on the Rent Commencement Date, Base Rent and Tenant’s Operating Expense Payment; and (b) commencing on the Commencement Date, all other amounts payable under this Lease. Except as may be expressly set forth herein to the contrary, all such payments are due and payable in advance on or before the first day of each month. If the Term of the Lease begins on a date other than the first day of a month, rent from such other date to the first day of the month next following shall be prorated at the rate of one-thirtieth (1/30th) of the monthly amount for each day, payable in advance.

3.1       Base Rent. Commencing on the Rent Commencement Date, the Base Rent for the Premises shall be as follows:

Lease Year	Base Rent per Rentable Square Foot per Annum	Annual Base Rent	Monthly Base Rent
1	$13.00	$24,661.00	$2,055.08
2	$13.39	$25,400.83	$2,116.74
3	$13.79	$26,162.85	$2,180.24
4	$14.21	$26,947.74	$2,245.65
5	$14.63	$27,756.17	$2,313.01
6	$15.07	$28,588.86	$2,382.40

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Notwithstanding any provision to the contrary in this Lease, provided that no event of default then exists beyond any applicable cure period, one hundred percent (100%) of Base Rental due for the first five (5) months in the first year during the term of this agreement (the “Rental Abatement”) shall be suspended. If an event of default occurs at any time between the Effective Date and the expiration of the Term, then the amounts for the Rental Abatement which were suspended, together with any other applicable charges, shall become immediately due and payable to Landlord. If no uncured event of default occurs between the Effective Date and the expiration of the Term and Tenant timely turns over possession of the Premises in the condition required upon expiration of the Lease, then the amounts for the Rental Abatement which were suspended will be deemed waived at the expiration of the Term.

As used herein, the term “Lease Year” means each twelve (12) month period beginning on the Rent Commencement Date; provided, however, if the Rent Commencement Date is not the first day of the month, the first Lease Year shall commence on the Rent Commencement Date and end on the last day of the twelfth (12th) month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month.

3.2       Additional Rent. As used herein, the term “Additional Rent” means all sums other than Base Rent payable by Tenant to Landlord under this Lease, including, without limitation, Tenant’s Operating Expense Payment, late charges, overtime or excess service charges, damages, interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease. Tenant shall have a base year (“Base Year”) of 2017. With respect to each calendar year (or portion thereof) after the Base Year, Tenant shall pay, as Additional Rent for each such year, Tenant’s pro rata share of Operating Expenses incurred with respect to such year as and when specified below based upon the Project being 95% occupied and fully assessed for real estate taxes (“Tenant’s Operating Expense Payment”). With respect to each such year after the Base Year, it is understood and agreed that Tenant shall initially pay to Landlord an estimate of Tenant’s Operating Expense Payment in the manner set forth below. Said estimate shall be adjusted, as necessary, based on the preceding year’s Operating Expenses. In the first quarter of each calendar year of the Term of this Lease (or as soon thereafter as is practicable), Landlord shall determine the total Operating Expenses for the preceding calendar year, on the basis of Landlord’s actual Operating Expenses for the preceding year, and calculate Tenant’s pro rata share thereof and apply the estimated payments previously made by Tenant for such period. If the actual Operating Expenses for the preceding year exceed the estimated amounts, Landlord shall invoice Tenant for such excess, which shall be considered Additional Rent due hereunder. Tenant’s pro rata share means the percentage determined by dividing the then-current rentable square footage of the Premises (the numerator) by the rentable square footage of the Building (16,974) (the denominator), and expressing the resulting fraction as a percentage. For example, the estimated Operating Expenses for calendar year 2018 would be based on the Landlord’s actual Operating Expenses for 2017 (January-December). The estimated Tenant’s Operating Expense Payment for each year shall be payable to Landlord in twelve equal monthly installments, due and payable on or before the first day of each month. For the purposes of this Lease, the term “Operating Expenses” shall mean all expenses and disbursements of every kind which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation and maintenance of the Project, including, but not limited to, the following:

a.       real property taxes and assessments attributable to the Project;

b.       costs of Landlord’s insurance premiums for the insurance policies covering the Project;

c.       repair and maintenance costs, including to the extent applicable, but not limited to, the cost of repair and maintenance to such areas as public restroom facilities, lobbies, vestibules, stairwells, sidewalks, parking areas and driveways, as well as costs of lawn care and removal of snow, ice, leaves or other debris from the sidewalks, parking areas and public entrances;

d.       wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance and security of the Project, including taxes, insurance and benefits relating thereto;

e.       all supplies and materials used in the operation, maintenance, repair, replacement and security of the Project;

f.       the annual cost of all capital improvements made to the Project which, although capital in nature, can reasonably be expected to reduce the normal operating costs of the Project, as well as all capital improvements made in order to comply with any “Legal Requirements” (as hereinafter defined) promulgated by any governmental authority or which are designed to protect or enhance the health, safety or welfare of the tenants in the Building or their invitees, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

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g.       the cost of all electricity, water and other utilities (other than the cost of utilities directly reimbursed to Landlord through submeters or comparable devices, as opposed to utility costs included as a component of Operating Expenses) provided to the Building’s tenants (including Tenant), or to the Common Areas or other non-leasable portions of the Project;

h.       a management fee and other expenses incurred for the general operation and management of the Project and the Building; and

i.       payments under any easement, license, operating agreement, declaration, restrictive covenant or instrument pertaining to the sharing of costs by the Project or the Building.

3.3       All installments of Rent, and all other amounts of money payable by Tenant to Landlord under this Lease, if not received by Landlord on the date due, shall: (a) be subject to a late fee equal to the greater of: (i) ten percent (10%) of the amount past due; or (ii) One Hundred Dollars ($100.00), which late fee represents an agreed upon charge for the administrative expense suffered by Landlord as a result of such late payment and not payment for the use of money or a penalty; and (b) the amount past due (excluding late fees), shall bear simple interest from the date due until paid at twelve percent (12%) per annum (the “Interest Rate”); and Tenant agrees to pay said late fee and interest immediately and without demand. However, if at the time such interest is sought to be imposed, the Interest Rate exceeds the maximum rate permitted under federal law or under the laws of the state in which the Premises are located, the Interest Rate shall be the maximum rate of interest then permitted by applicable law. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to late fees, second to accrued but unpaid interest at the Interest Rate and third to past due amounts in the order of their due dates, starting with the earliest date, notwithstanding any contrary endorsement or statement on any check or other form of payment. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

4.       Tenant’s Use of the Premises. Tenant shall use the Premises only for office purposes. Such use shall be in compliance with all applicable Legal Requirements. Tenant shall not use the Premises for any unlawful purpose, or in violation of any Legal Requirements, or in any manner which constitutes a nuisance, and Tenant shall not do any act in or about the Premises, or bring anything onto or in the Premises or the Project, which will in any way increase the rate of insurance on, or cause the cancellation of any insurance relating to, the Premises or the Project, or deface or injure the Premises or the Project.

5.       Landlord’s Representation of Quiet Enjoyment. Tenant, while paying the Rent and performing its other covenants and agreements contained in this Lease, shall quietly enjoy the Premises for the Term without hindrance or disturbance from Landlord, subject to the terms and provisions of this Lease.

6.       Delivery and Condition of Premises. Tenant hereby acknowledges that it has inspected the Premises. Landlord shall deliver the Premises to Tenant and Tenant shall accept the Premises from Landlord in their then-existing, “as-is” condition, as of the Commencement Date. Neither Landlord nor Landlord’s agents have made any representations, warranties or promises with respect to the Project, the physical condition of the Building, or the Premises, or any matter or thing affecting or related to the Premises, except as may be expressly set forth in this Lease. Tenant, by taking possession of the Premises, shall be deemed to have agreed that the Premises are then in satisfactory order, repair and condition. If Landlord, for any reason whatsoever, fails to deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

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6.1.       Tenant Work. Except as may be expressly set forth in this Lease, Landlord shall have no obligation to make any improvements or modifications to the Premises except those listed in Exhibit “C” (“Landlord’s Work”). After the Rent Commencement Date has been determined, Landlord shall send a “Commencement and Completion Lease Certificate,” in the form attached hereto as Exhibit “B” and by this reference made a part hereof, to Tenant and Tenant shall execute and return such Commencement and Completion Lease Certificate to Landlord within fifteen (15) days after Tenant’s receipt thereof. If Tenant fails to execute and return such Commencement and Completion Lease Certificate to Landlord, or to provide written notice to Landlord that it disputes the accuracy of the Commencement and Completion Lease Certificate prepared by Landlord within such fifteen (15) day period, the matters set forth in the Commencement and Completion Lease Certificate shall be conclusively presumed to be true and correct.

7.       Maintenance.

7.1       Tenant’s Maintenance. Tenant shall at its sole cost and expense keep and maintain the Premises and all improvements now or hereafter constructed on said Premises in good and tenantable condition, in clean, healthful and sanitary condition, including, without limitation, any Alterations (hereinafter defined) made by Tenant to the Premises and any fixtures or trade fixtures now or hereafter installed on the Premises, so that all of the foregoing shall at all times be in compliance with the requirements of all applicable laws, ordinances, regulations and codes in effect as of the date hereof or at any time during the Term or any Renewal Term of this Lease, and in substantially as good a condition as existed on the Commencement Date, normal wear and tear excepted. Tenant’s obligations hereunder shall include performance of all necessary maintenance and repairs to the interior of the Premises and all improvements, fixtures, trade fixtures thereon and appliances therein, except those to be performed by Landlord as specified in subsection 7.2 below. In addition, Tenant shall be responsible for repairs and maintenance to the Premises caused by Tenant’s negligence or misuse of Tenant, its employees, agents, licensees, subcontractors or invitees or due the failure of Tenant to perform its obligations under this Lease.

7.2       Landlord Maintenance. Landlord shall be responsible for the repair and maintenance of: (a) the roof, foundation, permanent structural elements and exterior walls of the Building; (b) electrical lines, plumbing lines, fire prevention sprinkler system and other systems serving the Premises but located outside of the Premises; (c) any necessary replacement of the heating, ventilation and air conditioning (“HVAC”) system; and (d) repair and maintenance of the Common Areas. The costs of all of the foregoing shall be included in Operating Expenses. Notwithstanding the foregoing, Tenant shall be obligated to reimburse to Landlord the cost of any maintenance or repairs to the extent the necessity therefor is caused by the negligence or misuse of Tenant, its employees, agents, licensees, subcontractors or invitees, or by the failure of Tenant to perform its obligations under this Lease. Tenant shall promptly notify Landlord in the event of learning of the occurrence or existence of any condition or damage to the Premises or otherwise obtaining knowledge of the need for any repairs or maintenance required to be made by Landlord to the Premises. No compensation or claim or diminution of Rent will be allowed or paid by Landlord by reason of inconvenience, annoyance or injury to business, arising from the necessity of repairing the Premises or any portion of the Premises or Project, however the necessity may occur, as determined in the sole discretion of Landlord. Notwithstanding anything contained herein to the contrary, Landlord shall: (i) have no obligation to replace or repair any personal property of Tenant; and (ii) not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder, unless such failure shall persist for an unreasonable period of time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant in accordance with the “notices” provision of this Lease.

8.       Utilities and Services. Landlord shall be solely responsible for and shall make all arrangements for all utilities and services for the Premises. Landlord shall pay and Tenant shall reimburse as Operating Expenses all utilities, including gas, electricity, water, sanitary sewer, incinerator, garbage, fire service, including the cost of installation, maintenance, repair or replacement thereof. Tenant understands and is aware that all utilities and services shall be furnished to the Premises by third parties, and Tenant covenants and agrees that Landlord shall not be liable or responsible for any damage on account of the interruption of, or failure of the third parties to supply, such utilities and services for any reason.

8.1       Interruption of Services. Landlord does not warrant that any services Landlord supplies will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements or any reason beyond the reasonable control of Landlord. Any interruption shall not: (a) be considered an eviction or disturbance of Tenant’s use and possession of the Premises; (b) make Landlord liable to Tenant for any damages related thereto, including but not limited to, loss of income; (c) abate the Base Rent or Additional Rent; or (d) relieve Tenant from performing Tenant’s obligations under the Lease.

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9.       Taxes Payable by Tenant. Tenant shall be responsible for the payment of all taxes on Tenant’s personal property located or placed upon the Premises as the same become due and payable. Tenant shall pay Landlord upon demand (or monthly along with payments of Rent in the case of taxes measured by the Rent payable hereunder), as Additional Rent, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s personal property or by the cost or value of any Alterations, regardless of whether title to such Alterations shall be in Tenant or Landlord; (b) upon or measured by the Rent payable hereunder, including, without limitation, any gross income tax, sales tax or excise tax with respect to the receipt of any form of Rent under this Lease, levied by any taxing authority or any other governmental body having jurisdiction over the Project, notwithstanding the fact that the law imposing the tax may endeavor to impose it on Landlord; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly Base Rent payable to Landlord under this Lease shall be revised to net Landlord the same net Base Rent after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

10.       Alterations and Improvements by Tenant.

10.1       General Requirements. Tenant shall not make any improvements, alterations, additions, remodeling or installations (“Alterations”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld if such Alterations: (a) are non-structural and do not affect any Building systems; (b) affect only the Premises, and no other tenants or their premises, and are not visible from outside of the Premises; (c) do not affect the certificate of occupancy issued for the Building or the Premises; and (d) do not violate any Legal Requirements. Landlord may impose, as a condition of its consent to any Alterations, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and/or materialmen acceptable to Landlord. Prior to making any Alterations, Tenant, at its expense, shall obtain all permits, approvals and certificates required under any Legal Requirements. In the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant’s general contractor carries commercial general liability insurance (including property damage coverage), worker’s compensation insurance, and “Builder’s Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require. In addition, Landlord may, in its discretion, require Tenant to obtain lien, payment and performance bonds, or some alternate form of security satisfactory to Landlord, in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord and any “Mortgagee” (as hereinafter defined) as co-obligees. All Alterations shall be performed: (i) in a diligent, good and workmanlike manner according to the customary standards of the trade and to the reasonable satisfaction of Landlord; (ii) substantially in accordance with the plans, and by the contractors, approved by Landlord; and (iii) in compliance with all Legal Requirements, the terms of this Lease and all construction procedures and regulations then prescribed by Landlord. Tenant shall pay promptly to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with any Alterations, including costs incurred in connection with Landlord’s review of any plans.

10.2       Legal Compliance. The approval of any plans relating to any Alterations, and consent by Landlord to the making of any Alterations, do not constitute Landlord’s representation that such plans or Alterations comply with any Legal Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any plans, or Landlord’s consent to Tenant’s performing any Alterations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to any structural portions of the Building, Building systems or the Common Areas, then Landlord shall make such changes at Tenant’s cost and expense.

10.3       Removal. On or prior to the Lease Expiration Date, Tenant shall, unless otherwise directed by Landlord, at Tenant’s expense, remove all wiring, cabling, telecom and data equipment installed by or for Tenant, both within the Premises and outside the Premises. The removal of wiring and cabling shall be carried out by a qualified cabling contractor approved by Landlord, such approval not to be unreasonably withheld. Furthermore, unless Tenant receives written approval from Landlord at the time Landlord approves such Alterations to surrender such Alterations with the Premises, Landlord may, by written notice to Tenant, require Tenant, at Tenant’s expense, to remove any Alterations. Tenant shall be required to repair any damage to the Premises and/or the Project caused by the removal of any items under this Paragraph 10.3. If Tenant fails to complete such removal and/or to repair any damage caused by such removal, Landlord may do so and may charge the cost thereof to Tenant. All other Alterations shall become Landlord’s property upon expiration or earlier termination of this Lease. Tenant’s obligations under this Paragraph 10.3 shall survive the expiration or earlier termination of this Lease.

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10.4       Mechanic’s Liens. At all times, Tenant shall keep the Premises free from any and all mechanic’s, materialman’s, laborer’s and other liens, whether for material or work with respect to any Alterations or otherwise; provided, that in the event Landlord receives a notice of any such lien for material or work claimed to have been furnished to the Premises on Tenant’s behalf, Tenant shall be so notified and Tenant shall immediately either discharge the lien or cause such lien to be released of record by bonding off said lien of record (with a company reasonably satisfactory to Landlord) or the posting of adequate security with a court of competent jurisdiction as may be provided by the mechanics’ lien statutes of the state in which the Project is located. If Tenant posts a bond or security, it shall contest the validity of the lien. Tenant hereby agrees to indemnify Landlord for, and defend and hold Landlord harmless from and against, all liability, loss, damages, costs or expenses, including attorneys’ fees, expenses and court costs incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished or claimed to be furnished to Tenant, including lien claims of contractors, laborers mechanics or materialmen. If Tenant shall be delinquent in paying any charge for which such a lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and costs associated therewith, and the amount so paid, together with interest thereon at the Interest Rate from the date paid by Landlord until such sum is repaid by Tenant, and together with reasonable attorneys’ fees, expenses and court costs incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

11.       Indemnity. To the full extent permitted by law, Tenant agrees to indemnify and hold harmless Landlord, its employees and agents, from and against any and all liabilities, claims, demands, losses, injuries, damages, costs and expenses of every kind and nature, including reasonable attorneys’ fees, caused by, arising or resulting from, relating to or in connection with: (a) any injury, death or damage of any person, property or business sustained for any reason in or about the Premises (unless resulting solely from the negligence of Landlord, its employees or agents); (b) the negligence or willful misconduct of Tenant, its employees, agents, servants, invitees or licensees; or (c) the failure of Tenant to perform its obligations under this Lease or otherwise. If any such proceeding is brought against Landlord, its employees or agents, Tenant covenants, if requested by Landlord, to defend such proceeding at Tenant’s sole cost by legal counsel selected by Landlord. The provisions of this Paragraph 11 shall survive the expiration or earlier termination of this Lease.

12.       Subordination. Landlord represents to Tenant that the Building is not encumbered by any mortgage, deed of trust, deed to secure debt or other similar security instrument, or subject to any ground lease (collectively, a “Mortgage”), as of the date of Landlord’s execution hereof. Tenant agrees that this Lease and the rights of Tenant hereunder are and will be subordinate to: (a) the lien, security title and provisions of any future Mortgage encumbering the Project, or any portion thereof; (b) all other encumbrances and matters of public record now or hereafter applicable to the Project or any part thereof, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions; and (c) all renewals, extensions, amendments, modifications and restatements, and all replacements and substitutions, of any of the foregoing. Although the subordination created hereby is self-operative and no instrument or act on the part of the Tenant is necessary to effectuate such subordination, Tenant agrees to execute and deliver such further instruments to evidence and memorialize such subordination as may be requested by Landlord or Landlord’s lenders from time to time. Any holder of a Mortgage (a “Mortgagee”) may elect that this Lease shall have priority over the Mortgage held by such Mortgagee and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. If the interest of Landlord under this Lease shall be transferred by reason of exercise of a power of sale, foreclosure or other proceeding for enforcement of any Mortgage, Tenant shall be bound to the transferee (hereinafter referred to as the “Purchaser”), at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the “landlord” hereunder, and, if requested by the Purchaser, Tenant shall attorn to such Purchaser and agrees to be bound and obligated hereunder to the Purchaser as the “landlord” under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such Purchaser and Tenant upon all the terms, conditions and covenants set forth in this Lease, except that such Purchaser shall not be: (i) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such Purchaser succeeds to Landlord’s interest and Tenant gives notice to the Purchaser of such act or omission); (ii) subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord; (iii) bound by any prepayment of more than one (1) month’s Rent to any prior landlord; (iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Purchaser succeeded to Landlord’s interest; (v) bound by any obligation to perform any work or to make improvements to the Premises except for repairs and maintenance required to be made by Landlord under this Lease (provided that, with respect to any damage by fire or other casualty or any condemnation, Purchaser’s obligation to make repairs will be limited to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such Purchaser); (vi) bound by any modification, amendment or renewal of this Lease made without Purchaser’s consent; (vii) liable for the repayment of any security deposit, if any, unless and until the security deposit is actually paid to such Purchaser; or (viii) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation.

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13.       Insurance Requirements.

13.1.        Tenant’s Insurance. During the Term, Tenant, at its sole cost and expense, shall carry and maintain the following occurrence based (not “claims made”) policies of insurance without non-standard, special or unusual exclusions or restrictive endorsements (unless approved in advance by Landlord in writing):

a.       Commercial general liability insurance with respect to the use and occupation of the Premises by Tenant, naming Landlord as an additional insured, affording protection of not less than $2,000,000.00 per person, or $4,000,000.00 in the aggregate in respect of bodily injury or death arising out of any one occurrence, and not less than $2,000,000.00 for property damage arising out of any one occurrence.

b.       Property insurance on the Special Form (all risk) in an amount equal to the full replacement cost of all of Tenant’s equipment, trade fixtures, furnishings, inventory and personal property which may be in or upon the Premises. Landlord, its employees and agents, shall not be liable for loss of or damage to Tenant’s equipment, trade fixtures, furnishings, inventory and items of personal property placed in or upon the Premises from accidents, conditions, or casualty incurring in, on or about the Premises, including, but not limited to, the risks of fire, storm, water, earthquake and other casualties, theft and vandalism.

c.       All workers’ compensation insurance and similar employment compensation insurance in forms and amounts required by law for the Premises and Tenant’s business operations thereon.

13.2.        Requirements for Tenant’s Insurance. The above-referenced insurance shall be considered primary and non-contributory with coverage provided by Landlord. Landlord reserves the right to require additional coverage and increase limits as industry standards change. All Tenant’s policies of insurance shall be written in such form and by such insurance company or companies licensed to sell insurance in the state in which the Premises is located with a general policyholder’s rating of at least A and a financial rating of at least VIII in the most current Best’s Insurance Reports, and which is otherwise satisfactory to Landlord. Each policy must contain provisions that the insurer will give Landlord at least thirty (30) days written notice in advance of the alteration, lapse or cancellation of the policy. Tenant shall provide proof of insurance certificates to Landlord for each policy upon request of Landlord, but no less than annually.

13.3.       Landlord’s Insurance. Landlord shall keep the Building insured against fire and other casualties for the full replacement cost thereof; provided, however, that Landlord shall not be required to insure any item that Tenant is required to insure under the terms of this Lease. In addition, Landlord shall carry commercial general liability insurance with minimum limits of not less than $4,000,000 combined single limit per occurrence for bodily and personal injury (including death) and property damage covering the Common Areas and its operations in and around the Building. The cost of such insurance shall be included in Operating Expenses. However, Tenant shall reimburse Landlord for any increase in the cost of any of Landlord’s insurance pertaining to the Project if said increase is caused by or results from Tenant’s use or occupancy of the Premises, the breach of this Lease by Tenant or the acts, omissions or negligence of Tenant, its employees, officers, agents, licensees, invitees, visitors, customers, concessionaires, assignees, subtenants, contractors or subcontractors.

13.4       Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Premises leased to Tenant hereunder, which loss or damage is covered by valid and collectible property insurance policies (or would have been covered by the policies required to be maintained by such party under this Lease), to the extent that such loss or damage is recoverable under said insurance policies (or would have been recoverable under the policies required to be maintained by such party under this Lease), and said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Each party’s policies of property and business interruption insurance shall include a waiver of subrogation in favor of the other party, but in the event that either of the parties hereto is unable to cause such a clause to be so included on or before the appropriate date for coverage of such loss or damage, any such clause in any policy of insurance obtained by the other party hereto shall not be enforceable against the other party. The waivers in this paragraph will also apply as to the amount of any deductible under Landlord’s and Tenant’s insurance.

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14.       Damage or Destruction of Premises.

14.1       Restoration. Subject to Section 14.2 below, if the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, the damage shall be repaired by Landlord to substantially the condition of the Premises prior to the damage (subject to the requirements of any Mortgagee); provided that Landlord shall have no obligation to repair or restore any of Tenant’s personal property or any other items with respect to which Tenant is obligated to carry property insurance under the terms of this Lease. So long as Tenant is not in default under this Lease, until the restoration of the Premises is substantially completed or would have been substantially completed but for delays caused by Tenant, the Rent shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible) and is not used by Tenant bears to the total rentable square footage of the Premises.

14.2       Termination Right. Notwithstanding anything to the contrary contained in Paragraph 14.1, if: (a) the Premises are totally damaged or are rendered wholly untenantable; (b) the Building shall be so damaged that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable); (c) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred twenty (120) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (d) any Mortgagee requires that the insurance proceeds or any portion thereof be used to retire the Mortgage debt, or any ground lessor shall terminate the ground lease; (e) any damage to the Building is not fully covered by Landlord’s insurance policies; (f) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (g) any damage during the final eighteen (18) months of the Term renders the Premises wholly untenantable, then, in any of the foregoing events, Landlord may, not later than ninety (90) days following the date of discovery of the damage, terminate this Lease by notice to Tenant. If Landlord elects to exercise its right to terminate this Lease pursuant to this Paragraph 14.2: (i) the Term shall expire upon the thirtieth (30th) day after notice of such termination is given; (ii) Tenant shall vacate the Premises and surrender the same to Landlord; (iii) Tenant’s liability for Rent (except accrued Rent) shall cease as of the date of the damage; (iv) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant; and (v) those provisions of this Lease which are expressly stated to survive expiration or earlier termination of this Lease shall survive.

15.       Eminent Domain. In the event the entire Premises is taken by any entity (the “Condemning Authority”) for any public or quasi-public use by the exercise of the right of eminent domain or by private purchase in lieu thereof (a “Condemnation”), then this Lease shall terminate automatically as of the date that the Condemning Authority takes possession of the Premises. In the event of a Condemnation which affects a part of the Project, without regard to whether the Premises are part of such Condemnation, Landlord may terminate this Lease by giving notice to Tenant. All compensation awarded or paid in any Condemnation proceeding for a total or partial taking of the Premises, including compensation for diminution in the value of Tenant’s interest in the Premises, shall belong to and be the property of the Landlord, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation; provided, however, that Tenant may, at its sole cost and expense, make a separate claim against the Condemning Authority for: (a) the taking or damaging of Tenant’s personal property; (b) loss of or damage to Tenant’s business; or (c) cost of moving or relocating Tenant’s property from the Premises. Notwithstanding anything herein to the contrary, any condemnation award to Tenant will be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Landlord or any Mortgagee.

16.       Sublease; Assignment.

16.1       Generally. Except for an assignment or sublease to a “Tenant Affiliate” (as hereinafter defined), Tenant shall not permit any assignment of this Lease or any interest hereunder by operation of law or otherwise, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers,” and individually as a “Transfer,” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”) without Landlord’s prior written consent in each instance. In addition, Tenant shall not, without the prior written consent of Landlord, which may be withheld for any reason or for no reason, in the sole and absolute discretion of Landlord, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to this Lease or any interest hereunder. In the event of any such Transfer, the Transferee will be jointly and severally liable with Tenant for all payments and for the due performance of all terms, covenants and conditions herein contained which are required to be paid and performed by Tenant. No Transfer relating to this Lease, or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of this Lease from any liability under this Lease. No collection or acceptance of Rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Paragraph 16 or the approval of any Transferee. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees and expenses (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees and expenses) incurred by Landlord. If requested by Landlord, such fees shall be due and payable to Landlord prior to Landlord’s execution of a consent to the proposed Transfer.

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16.2       Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include: (a) a single transaction or a series of transactions in which more than a fifty percent (50%) interest in Tenant, any guarantor of this Lease, or any Transferee (whether stock, partnership interest, interest in a limited liability company or otherwise) is transferred, diluted, reduced or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such Transferee have less than a fifty percent (50%) interest in Tenant, such guarantor or such Transferee; or (b) Tenant’s obligations under this Lease being taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or Transferee through the “over-the-counter” market or any recognized national securities exchange [other than by persons owning five percent (5%) or more of the voting stock of such corporation] shall not be included in the calculation of such fifty percent (50%) interest in (a) above.

16.3       Permitted Transfers. Notwithstanding any other provision of this Paragraph 16, but subject to compliance with all other provisions of this Lease, Tenant shall have the right, upon thirty (30) days’ prior written notice to Landlord (the “Affiliate Transfer Notice”), to assign this Lease or sublet the Premises, without Landlord’s consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant (a “Tenant Affiliate”), provided that: (a) the tangible net worth (exclusive of goodwill) of the Tenant Affiliate is equal to or greater than Tenant’s net worth on the date of Landlord’s execution of this Lease; (b) in the case of an assignment, the Tenant Affiliate shall unconditionally assume, and shall be deemed to have assumed, this Lease and shall be jointly and severally liable with Tenant for all payments and for the due performance of all terms, covenants and conditions herein contained which are required to be paid and performed by Tenant; (c) no assignment shall be binding upon Landlord unless such assignee shall deliver to Landlord an instrument containing a covenant of assumption by such assignee, but the failure or refusal of such assignee to execute the same shall not release either the assignor or such assignee from its liability as set forth herein effective upon the consummation of such assignment; (d) the Tenant Affiliate must be of a character and reputation, be engaged in a business and propose to use the Premises in a manner in keeping with Landlord’s then-current standards in such respect for tenancies in the Building; (e) the Tenant Affiliate remains an affiliate meeting the definition of “Tenant Affiliate” above for the duration of the subletting or the balance of the Term in the event of an assignment; (f) Tenant and any guarantor of this Lease, or of any of the obligations of Tenant hereunder, are not dissolved as a matter of law as a consequence of the assignment or subletting or at any time thereafter; (g) no proposed assignment or sublease shall be effective unless any guarantor of this Lease, or of any of the obligations of Tenant hereunder, consents to such assignment or sublease and agrees in writing with Landlord that such transaction shall not affect such guarantor’s liability under its guaranty; (h) the proposed use of the applicable space by the Tenant Affiliate shall not violate any provision or restrictions herein or in any other leases in the Building; and (i) the primary purpose of such assignment or sublease is for legitimate business reasons unrelated to this Lease and such assignment or sublease is not, in whole or in part, a subterfuge to avoid the obligations or restrictions set forth in this Lease. Tenant shall provide, in the Affiliate Transfer Notice, a financial statement for the Tenant Affiliate, information which demonstrates that the proposed assignment or sublease meets the requirements of this Paragraph 16.3 and such other information as Landlord may reasonably require to assess compliance with these terms. As used in this Paragraph 16.3, the term “control” means ownership of at least fifty percent (50%) of the equity interests in, and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of, the controlled entity. No assignment or subletting permitted by this Paragraph 16 shall relieve Tenant of its primary liability under this Lease.

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17.       Hazardous Substances; Compliance With Environmental and Other Laws.

17.1       Hazardous Substances. As used in this Lease, the term “Environmental Laws” refers to all present and future federal, state and local laws, orders, statutes, requirements and ordinances regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning the protection of the environment or the keeping, use or disposition of “Hazardous Substances” (as defined below), or other hazardous substances or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances. During the Term, Tenant shall not install, store, use, recycle, treat, dispose of, discharge, release or otherwise locate in or upon the Premises any Hazardous Substances without first obtaining the prior written consent of Landlord, and then only in compliance with all applicable Environmental Laws. Tenant acknowledges and agrees that Landlord may, in its sole discretion, either withhold consent to such usage or activity upon receipt of notice thereof from Tenant, or may require Tenant to obtain such insurance, bonding or other further assurances as Landlord in its sole discretion deems necessary in order to adequately protect the interests of Landlord. Tenant agrees to indemnify and hold Landlord, its directors, officers, employees, agents and contractors, harmless for any liability arising out of or connected with any claims, judgments, damages, penalties, fines, assessments, fees and other expenses related in any manner to the improper storage or discharge of Hazardous Substances on the Premises, whether actual or suspected, caused by the acts or omissions of Tenant, its directors, officers, agents, employees or invitees, and Tenant shall further indemnify and hold Landlord, its directors, officers, employees, agents and contractors, harmless from any violation of such applicable Environmental Laws or any breach of the foregoing representations and warranties. Tenant further agrees to pay any and all fines, charges, assessments, fees, damages, losses, claims, liabilities or response costs arising out of or any way connected with such applicable Environmental Laws, which indemnifications shall survive the expiration or termination of this Agreement. For purposes of this paragraph, the term “Hazardous Substances” shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is defined, prohibited, limited or regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the Premises, or its use, including but not limited to any material substance or waste that is: (a) defined, listed or otherwise classified as a hazardous substance, hazardous material, hazardous waste or other words of similar meaning under any Environmental Laws; (b) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products; (c) PCBs; (d) lead; (e) urea formaldehyde; (f) asbestos or asbestos containing materials; (g) flammables and explosives; (h) infectious materials; (i) atmospheric radon at levels over 4 picocuries per cubic liter; (j) radioactive materials; (k) mold; or (l) defined, prohibited, limited or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any Environmental Laws. Notwithstanding anything contained in this Lease to the contrary, components incorporated in the following office equipment and systems, and small quantities of fluids, powders, toner and similar materials routinely used in the operation thereof which are properly used, handled, stored in appropriate containers and disposed of in accordance with any and all applicable Legal Requirements, shall not be deemed Hazardous Substances for the purposes of this Lease: photocopying equipment; word processors; printers; telephone systems; computers; scanners; facsimile machines; binders; televisions; refrigerators; microwave ovens; or any similar or related equipment or systems now or hereafter routinely employed in connection with general office use.

17.2       Legal Compliance. Tenant, at its sole cost and expense, shall be responsible at all times during the Term for the Premises, all improvements and any alterations thereto, and Tenant’s use thereof and activities conducted thereon, complying with all applicable Legal Requirements. Without limiting the generality of the foregoing, Tenant shall, at Tenant’s sole cost and expense, be responsible for making any modifications to the Premises that may be required pursuant to any Legal Requirements. Landlord shall be responsible for compliance of the Common Areas with applicable Legal Requirements to the extent non-compliance would materially impair Tenant’s use of the Premises for the uses permitted hereunder. Notwithstanding the foregoing, if, as a result of Tenant’s use of the Premises, or the making of any Alterations by Tenant, Landlord shall be required to make any additions, alterations or improvements to any part of the Building or Common Areas in order to comply with any such Legal Requirements, Tenant shall reimburse Landlord upon demand for the costs incurred by Landlord to effect such compliance. As used in this Lease, the term “Legal Requirements” refers to all present and future federal, state and local laws, orders, statutes, requirements and ordinances, all building, plumbing, electrical, fire and other codes and rules and regulations of governmental entities, and any laws of like import, which are applicable to the Premises, Building or Project, or the maintenance, use or occupation thereof, including, but not limited to, all Environmental Laws and the Americans with Disabilities Act (the “ADA”) and all regulations and orders promulgated pursuant to the ADA.

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18.       Landlord’s Right to Enter Premises.

18.1       Entry for Repairs and Services. Landlord and its agents, employees and independent contractors, or any lessor or Mortgagee, or any other party designated by Landlord, and their respective agents, shall have the right to enter the Premises at any time in the event of an emergency (in such event of emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises), and at reasonable hours in all other cases to perform maintenance and make repairs, additions, alterations and improvements that are required by this Lease or are otherwise desired by Landlord, to provide any services to be provided by Landlord under this Lease, and to inspect the Premises. During such time as work is being carried on in or about the Premises by Landlord, payments of Rent provided herein shall not abate and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant’s business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

18.2       Entry to Exhibit Premises. Landlord and its agents, employees and independent contractors, and any lessor or Mortgagee or any other party designated by Landlord, and their respective agents, shall have the right to enter the Premises at reasonable hours to exhibit the Premises to prospective purchasers, lenders or tenants, to a current or prospective Mortgagee, to ground or underlying lessors or insurers, and to their respective agents and representatives, or others. Landlord shall, except in case of an emergency, afford Tenant such prior oral notification of an entry into the Premises for the purpose of exhibiting the Premises to a prospective purchaser or tenant as shall be reasonably practicable under the circumstances.

19.       Signs; Awnings. Tenant shall only erect such signs and/or awnings that comply with all applicable regulations and requirements of any governmental authorities and have been pre-approved by Landlord in its sole discretion. Tenant shall be solely responsible for obtaining any necessary permits or licenses for such signs and/or awnings, at Tenant’s sole cost and expense. Tenant shall maintain all such signs in good condition, ordinary wear and tear excepted. Upon the expiration or earlier termination of this Lease, Tenant shall remove all such signs and shall repair or restore any damage to the Project resulting from the installation or removal of such signs and/or awnings. If Tenant fails to complete such removal and/or to repair any damage caused by such removal, Landlord may do so and may charge the cost thereof to Tenant.

20.       Removal of Personal Property. Upon expiration or termination of this Lease, Tenant shall, unless otherwise directed by Landlord, at Tenant’s expense, remove all of Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, inventory, furniture, furnishings and other items of personal property which are removable without material damage to the Premises or the Project. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Project caused by Tenant’s removal of any such items, and, upon default thereof, Tenant shall reimburse Landlord for Landlord’s cost of repairing and restoring such damage. Any such items not so removed shall be deemed abandoned, notwithstanding that title to or a security interest in such personal property may be held by an individual or entity other than Tenant, and Landlord may remove and dispose of same in any manner it deems proper, in its sole discretion, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant. Tenant hereby waives and releases any claim against Landlord arising out of the removal or disposition of any such items, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against the claims of all third parties resulting from such removal. Tenant’s obligations under this Paragraph 20 shall survive the expiration or earlier termination of this Lease.

21.       Holding Over. Tenant will, at the expiration or termination of this Lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord, in broom clean condition, with all repairs, maintenance and removal, if any, required herein to be performed by Tenant completed, and, except as may be expressly set forth herein to the contrary, otherwise in the same condition as when delivered to Tenant. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, or after re-entry by Landlord without terminating this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance and not a tenancy at will, at monthly installments of Rent equal to one hundred fifty (150%) of the monthly portion of Rent in effect as of the Lease Expiration Date or date of earlier termination, as the case may be, and, subject to all of the other terms, charges and expenses set forth herein, except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall have no right to notice under Official Code of Georgia Annotated §44-7-7 of the termination of its tenancy. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend or renew the Term except as otherwise expressly provided in a written agreement executed by both Landlord and Tenant. The provisions of this Paragraph 21 shall survive the expiration or earlier termination of this Lease.

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22.       Assignment by Landlord. In the event of a sale or assignment of this Lease, or any part thereof by Landlord, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant shall look solely to the successor in interest of Landlord. If any security shall be given by Tenant to secure the faithful performance of Tenant’s covenants in this Lease, Landlord may transfer the security, as such, to the purchaser or transferee of the Premises, and thereupon Landlord shall be discharged from any further liability in reference thereto.

23.       Security Deposit. Tenant has deposited with Landlord the sum of Two thousand three hundred eighty-two and 40/100 dollars ($2,382.40) (“Security Deposit”) to secure Tenant’s performance of its Lease obligations during the term and any renewals thereof. If Tenant defaults Landlord may, after giving five (5) days advance notice to Tenant, without prejudice to Landlord’s other remedies, apply part or all of the Security Deposit to cure Tenant’s Default. If so used, Tenant shall within ten (10) days after written demand, pay Landlord the amount used to restore the Security Deposit to its original amount. Upon termination of this Lease by reason of the uncured default by Tenant after notice, Landlord may retain the Security Deposit paid by Tenant at the time of the execution of this Lease. Otherwise, provided that Tenant is in complete compliance with the Lease terms at the time of the expiration or termination of the Lease, Landlord shall return the Security Deposit to Tenant within thirty (30) days after the date of such expiration or termination.

24.       Tenant’s Default.

24.1.       Event of Default. An “Event of Default” as used in this Lease shall include the following:

a.       Use of the Premises by Tenant for any purpose not allowed by the provisions of Paragraph 4 of this Lease;

b.       The Rent payable under this Lease (including any Additional Rent), or any sum of money due hereunder, is not paid when due, and such failure to pay continues for more than five (5) days after the due date;

c.       Tenant shall fail to return to Landlord a properly executed estoppel certificate in accordance with the provisions of, and within the time period specified in, Paragraph 31.11 hereof;

d.       A lien is filed against the Premises, Building or Project, or Landlord’s estate therein, and Tenant fails to cause the same to be vacated and canceled of record, or bonded off, in accordance with the provisions of, and within the time period specified in, Paragraph 10.4 hereof;

e.       Failure by Tenant to keep in full force and effect the insurance policies and coverages required under the provisions of Paragraph 13 of this Lease:

f.       Tenant attempts to enter into any Transfer in violation of the provisions of Paragraph 16 of this Lease;

g.       Failure of Tenant to comply with any of the terms and provisions of Paragraph 17.1 of this Lease relating to Hazardous Substances;

h.       Execution by Tenant of an assignment for the benefit of creditors;

i.       The adjudication that Tenant is bankrupt or insolvent or the filing by or against Tenant of a petition to have Tenant adjudged to be bankrupt or a petition for the reorganization of Tenant under any law relating to bankruptcy;

j.       Appointment of a receiver for Tenant;

k.       The abandonment of the Premises by Tenant, unless Tenant continues to pay all Rent when due hereunder.

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l.       Tenant fails to observe, perform and keep each and every one of the other covenants, agreements, provisions, stipulations and conditions contained in this Lease to be observed, performed and kept by Tenant, including, without limitation, any rules and regulations promulgated by Landlord, and, unless otherwise specified herein, such failure continues for twenty (20) days after notice from Landlord to Tenant requiring that Tenant correct such failure; provided, however, that in the event any such failure is not reasonably susceptible of cure within such twenty (20) day period, Tenant shall have a reasonable time to cure such failure [but not more than forty (40) days, including the aforesaid initial twenty (20) day period], provided Tenant commences cure as soon as is reasonably possible, and prosecutes such cure diligently to completion.

24.2.       Remedies. Upon the occurrence of any one or more of the aforesaid Events of Default, or upon the occurrence of any other default or defaults by Tenant under this Lease, Landlord may, at Landlord’s option, without any demand or notice whatsoever (except as expressly required in this Paragraph 24.2):

a.       Terminate this Lease, and Tenant shall remain liable for all Rent and all other obligations under this Lease arising up to the date of such termination.

b.       Declare the difference, if any, between (A) the entire amount of Monthly Rental and Additional Rent which would become due and payable during the remainder of the Term, discounted to present value using a discount rate equal to the “Prime Rate” (as hereinafter defined) in effect as of the date of such declaration, and (B) the fair rental value of the Premises during the remainder of the Term (taking into account, among other factors, the anticipated duration of the period the Premises will be unoccupied prior to reletting and the anticipated cost of reletting the Premises), also discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration, to be due and payable immediately and Tenant agrees to pay the same at once, together with all Base Rent, Additional Rent and other sums theretofore due; it being understood and agreed that such payment shall be and constitute Landlord’s liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult or impossible to determine the actual damages Landlord would suffer from Tenant’s breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with Official Code of Georgia Annotated §13-6-7. If Landlord exercises the election set out in this paragraph, Landlord hereby waives any right to assert that Landlord’s actual damages are greater than the amount calculated hereunder. “Prime Rate” means the Prime Rate published in The Wall Street Journal from time to time (adjusted daily) as being the base rate on corporate loans at large U.S. money center commercial banks. If The Wall Street Journal ceases to publish such a Prime Rate, the Prime Rate shall be the per annum interest rate which is publicly announced (whether or not actually charged in each instance) from time to time (adjusted daily) by JPMorgan Chase Bank, N.A., as its “prime rate” or similar corporate borrowing reference rate.

c.       Without terminating this Lease, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Premises or any part thereof, and, at Landlord’s option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may, but has no obligation to, rent the Premises or any portion thereof as the agent of Tenant, with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any Rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney’s fees and costs of alterations and repairs; third, to the payment of Rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future Rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord’s option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured.

d.       Without terminating this Lease, and with or without notice to Tenant, Landlord may enter into and upon the Premises and without being liable for prosecution or any claim for damages therefor, maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant’s compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

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e.       Allow the Premises to remain unoccupied, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term.

f.       Terminate the Tenant’s right to possession of the Premises, without terminating the Lease, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term.

g.       Enforce the performance of Tenant’s obligations hereunder by injunction or other equitable relief, which remedy may be exercised upon any actual or threatened Event of Default by Tenant, without regard to whether Landlord may have an adequate remedy at law.

h.       Hold Tenant liable for (and Tenant shall pay to Landlord upon demand) all amounts paid by Landlord as leasing commissions or improvement allowances, or to perform any improvements to the Premises, as well as the value of any rental concession provided by Landlord, in connection with this Lease.

i.       Pursue any combination of the foregoing remedies permitted by law and such other remedies as are available at law or in equity. All remedies provided in this Lease are cumulative and may be exercised alternatively, successively or in any other manner. The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of one or more of the other rights and remedies herein provided.

Whenever Landlord terminates this Lease, it shall do so by giving Tenant written notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice with the same force and effect as though the date specified were the date herein originally fixed as the Expiration Date, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate and Tenant shall surrender the Premises to Landlord on the date specified in such notice. Whenever Landlord terminates Tenant’s right to possession of the Premises without terminating this Lease, it shall do so by giving Tenant written notice of termination of its right of possession, in which event Tenant shall surrender the Premises to Landlord on the date specified in such notice. Tenant shall remain liable for all Rent and all other obligations as they accrue over the Term, even after any writ of possession as to the Premises is applied for or issued to Landlord in dispossessory proceedings, after an eviction is completed, and after Landlord terminates Tenant’s right of possession, unless Landlord terminates this Lease.

25. Lien for Rent. Landlord reserves a landlord’s lien upon all of Tenant’s personal property on the Premises to secure the payment of all Rent and Additional Rent under this Lease and all other sums which may become due to Landlord by Tenant hereunder.

26.       Attorney’s Fees. In any action, suit or proceeding brought by Landlord against Tenant under this Lease for the collection of any Rent or other indebtedness under this Lease, Landlord shall be entitled to recover from Tenant its reasonable attorneys’ fees, expenses and court costs in such action or proceeding. In any other action or proceeding between Landlord and Tenant, the prevailing party shall be entitled to recover all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred from the non-prevailing party. Any reference in this Lease to “reasonable attorneys’ fees” (or similar terminology) shall be deemed to mean reasonable attorneys’ fees actually incurred, without regard to the applicability of O.C.G.A. § 13-1-11 or any other fee-limiting statute.

27.       Tenant’s Covenants. Tenant represents and warrants that it has full power and authority to enter into this Lease as a binding obligation of Tenant and that Tenant is financially able to meet its obligations as set forth in this Lease. Tenant covenants and agrees to pay Landlord all rents and monies in a timely manner provided for herein, to perform and comply with all covenants, agreements, conditions and obligations herein contained, and to comply with all applicable Legal Requirements relating to Tenant’s specific use of the Premises now or hereafter in effect.

28.       Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in, or prevented from, the performance of any work, service or other act required under this Lease to be performed by either Landlord or Tenant and such delay or hindrance is due to strikes, lockouts, acts of God, governmental restriction, enemy act, civil commotion, unavoidable fire or other casualty, or other cause of a like nature beyond the reasonable control of Landlord or Tenant, then performance of such work, service, or other act shall be excused for the period of such delay, and the period for the performance of such work, service, or other act shall be extended for a period equivalent to the period of such delay; provided nothing in this paragraph shall be deemed to excuse, delay or extend the time for performance of any of Tenant’s obligations to pay Rent or any other sums to be paid by Tenant hereunder, or to excuse or delay any obligations of Tenant to make any repairs required of Tenant under this Lease.

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29.       Waiver. Failure of Landlord to enforce the breach of any violation of the terms of this Lease shall not be considered as a waiver of any subsequent violation. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent, Additional Rent, or any other money due hereunder, shall be deemed to be other than partial payment of the amount due. No endorsement or statement on any check or payment shall be deemed an accord and satisfaction. Landlord may accept such partial payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to Landlord. Under no circumstances shall acceptance by Landlord of any partial payment be construed as acceptance of an offer of settlement by Landlord.

30.       Notice. Except for legal process, which may also be served as by law provided, all notices to be given hereunder by either party shall be in writing and shall be sent either by: (a) personal delivery service with charges therefor billed to shipper; (b) nationally recognized overnight delivery service (such as Federal Express, United Parcel Service, etc.) with charges therefor billed to shipper; or (c) U.S. Mail, Certified, Return Receipt Requested. Any notice or communication sent as above provided shall be deemed given or delivered: (i) upon receipt, if personally delivered (provided delivery is confirmed by the courier delivery service); (ii) on the date of delivery by any nationally recognized overnight delivery service; or (iii) if sent by United States Mail, on the date appearing on the return receipt therefor, or if there is no date on such return receipt, the receipt date shall be presumed to be the postmark date appearing on such return receipt. Notice shall be considered given and received on the latest original delivery or attempted delivery date to all persons and addresses to which notice is to be given, as indicated on the return receipt(s) of the United States Mail or delivery receipts of the personal delivery service or nationally recognized overnight delivery service. Any notice or communication which cannot be delivered because of failure to provide notice of a change of address as herein provided or for which delivery is refused shall be deemed to have been given and received on the date of attempted delivery. Any notice or communication required or permitted hereunder shall be addressed to Landlord or Tenant (as applicable) at the addresses stated below, or at such other addresses as Landlord or Tenant may have designated by notice to the other given as provided herein:

Landlord:

REALCO GA 001, LLC

194 Summers Street

Charleston, WV 25301

With payments mailed to:

REALCO GA 001, LLC

3280 Pointe Parkway, Suite 2350

Norcross, GA 30092

Tenant:

GROM EDUCATIONAL SERVICES

3280 Pointe Parkway, Suite 2500

Norcross, GA 30092

Tenant shall not designate an address for notices which is outside the Continental United States. Any notice address designated by Tenant shall contain a street address, city, state and ZIP code.

31.       Miscellaneous.

31.1       Successors. Subject to Paragraph 16 of this Lease, the terms, conditions, covenants and agreements herein contained shall extend to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

31.2       No Recording. Neither this Lease, nor any memorandum hereof, shall be recorded by Tenant without Landlord’s prior written consent to such recording.

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31.3       Rules and Regulations. Tenant, its employees and invitees, shall comply with any and all rules and regulations that may be adopted by Landlord from time to time (and as the same may be modified by Landlord from time to time), for the safety, care, order or cleanliness and operation of the Premises, the Common Areas and the use thereof. Any failure by Landlord to enforce any of the rules and regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such rules and regulations. Landlord shall not be liable to Tenant for failure or refusal by any other tenant, guest, invitee, visitor or occupant of the Building to comply with any of the rules and regulations.

31.4       Applicable Law. This Lease shall be governed by and construed under the internal laws of the State of Georgia, without regard to the conflicts of laws rules of such state.

31.5       Time. Time is of the essence of this Lease and the performance of all obligations hereunder.

31.6       Severability. The unenforceability and validity or illegality of any provision of this Lease shall not render the other provisions of the Lease unenforceable, invalid or illegal. Tenant's covenant and obligation to pay Rent is independent from any of Landlord's covenants, obligations, warranties or representations in this Lease.

31.7       Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Lease.

31.8       Captions. The captions appearing in this Lease are for the purposes of identification only and shall not be considered or construed as affecting, in any way, the meaning of the provisions of this Lease. Words of any gender used in this Lease shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, unless the context otherwise requires.

31.9       Guaranty. Intentionally Deleted.

31.10       No Waiver. No Event of Default or provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord’s acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default, nor excuse any delay or partial payment upon subsequent occasions. No custom or practice which may develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord’s right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant.

31.11       No Representations. Neither Landlord nor Landlord’s agents or brokers have made any representations, warranties or promises with respect to the Premises, the Building or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations, warranties or promises is based solely on those contained herein. No rights, easements or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease. Any elimination or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

31.12       Estoppel. Tenant agrees at any time and from time to time within ten (10) days of written request from Landlord, to execute, acknowledge and deliver to Landlord, or to any prospective purchaser, Mortgagee or assignee of any Mortgagee, or to any other party reasonably requested by Landlord (or to any combination of the foregoing), a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modification), the dates to which the rental and other charges have been paid in advance, if any, that it is not in default of the Lease and has no knowledge of any defaults by the Landlord, and such other matters as may be reasonably requested by Landlord or such other party, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by the parties to whom the estoppel certificate is addressed.

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31.13        Lock Out. Should Landlord re-enter and take possession of said Premises due to Tenant non-payment or due to Tenant not performing any of the other covenants, conditions, obligations and agreements undertaken by Tenant under the terms of this Lease, Tenant shall pay $125.00 to Landlord for Landlord’s time and expense in having the locks changed should Landlord and Tenant come to an agreement to allow Tenant to retake possession of the Premises.

31.14       No Broker Claims. Landlord and Tenant acknowledge that the only brokers involved with this Lease transaction are: (a) Stream Realty Partners-Atlanta, L.P. representing the Landlord and Savills Studley, Inc. representing the Tenant (the “Brokers”). Such Brokers (if any) will be paid by Landlord pursuant to the terms of separate agreements. Landlord and Tenant hereby warrant and represent to each other that the party making said warranty and representation has not dealt with any broker, agent or finder, other than the Brokers, with respect to this Lease transaction. Landlord and Tenant covenant and agree to indemnify and hold the other harmless from and against any and all loss, liability, damage, claim, judgment, cost or expense (including but not limited to attorney’s fees and expenses and court costs) that may be incurred or suffered by the other because of any claim for any fee, commission or similar compensation with respect to this Lease, made by any broker, agent or finder, other than the Broker, claiming by, through or under the indemnifying party, whether or not such claim is meritorious. Such obligations shall survive the expiration or earlier termination of this Lease.

31.15       No Estate in Land. Tenant shall be granted a usufruct only in the Premises under this Lease and not a leasehold or other estate in land. Tenant’s interest hereunder is not subject to levy, execution and sale and is not assignable, except as expressly set forth herein.

31.16       Relocation Right. At any time during the Lease Term, and any extension thereof, Landlord shall have the right to relocate Tenant to a substitute premises within the property that is substantially similar to the size and layout of the Premises.

31.17       Parking. Tenant shall be provided with five (5) unreserved parking spaces in the Building’s parking areas at no charge throughout the Lease.

31.18       Entire Agreement. This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. This Lease may not be altered, changed or amended except by an instrument in writing signed by all parties hereto.

32.       Exculpation of Landlord’s Liability. IF LANDLORD SHALL BE IN DEFAULT UNDER THIS LEASE AND, IF AS A CONSEQUENCE OF SUCH DEFAULT, TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF THE RIGHT, TITLE AND INTEREST OF LANDLORD IN THE BUILDING AND COMMON AREAS AS THE SAME MAY THEN BE ENCUMBERED, AND NEITHER LANDLORD NOR ANY PERSON OR ENTITY NOW OR HEREAFTER OWNING OR COMPRISING LANDLORD SHALL BE LIABLE FOR SUCH JUDGMENT OR FOR ANY DEFICIENCY PERSONALLY. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD OTHER THAN LANDLORD’S INTEREST IN THE BUILDING AS HEREIN EXPRESSLY PROVIDED. IN NO EVENT SHALL ANY PARTNER, JOINT VENTURER, MEMBER, SHAREHOLDER OR OTHER OWNER OF OR IN LANDLORD, NOR ANY OFFICER, DIRECTOR OR SHAREHOLDER OF LANDLORD OR ANY SUCH PARTNER, JOINT VENTURER, MEMBER, SHAREHOLDER OR OTHER OWNER OF OR IN LANDLORD BE PERSONALLY LIABLE HEREUNDER. TENANT HEREBY ACKNOWLEDGES AND AGREES AS FOLLOWS: (A) THAT LANDLORD’S OBLIGATIONS AND LIABILITY TO TENANT WITH RESPECT TO THIS LEASE SHALL BE LIMITED SOLELY TO LANDLORD’S INTEREST IN THE BUILDING AND COMMON AREAS, AND NEITHER LANDLORD NOR ANY JOINT VENTURERS, PARTNERS, MEMBER, SHAREHOLDERS OR OTHER OWNERS, NOR ANY OFFICERS, DIRECTORS OR EMPLOYEES OF OR IN LANDLORD SHALL HAVE ANY PERSONAL LIABILITY WHATSOEVER WITH RESPECT TO THIS LEASE; (B) THAT TENANT UNDERSTANDS AND ACCEPTS THIS LIMITATION OF LIABILITY AND RECOURSE BY TENANT AS PROVIDED FOR HEREIN, AND ACKNOWLEDGES AND AGREES THAT LANDLORD WOULD NOT HAVE ENTERED INTO THIS LEASE WITHOUT THE INCLUSION OF THIS EXCULPATION PROVISION; AND (C) THAT TENANT IS ENTERING INTO THIS LEASE WITH THE ADVICE OF COUNSEL AND OTHER EXPERTS OF ITS CHOOSING WITH RESPECT TO THE MEANING AND EFFECT OF THE PROVISIONS OF THIS LEASE, INCLUDING SPECIFICALLY BUT WITHOUT LIMITATION THIS LIMITATION OF LIABILITY AND EXCULPATION PROVISION.

[Signatures on the following page]

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IN WITNESS WHEREOF, the Undersigned have caused this Lease to be executed by their duly authorized representative as of the date first above written:

LANDLORD:	REALCO GA 001, LLC,
a Georgia limited liability company

By: Realco Limited Liability Company, a West Virginia limited liability company, its manager

By:______________________________

Its: ______________________________

TENANT:	Grom Educational Services, a _________

By: ________________________________

Its: ________________________________

Tax ID: ______________________________

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EXHIBIT “A”

Description of Leased Premises

Suite 2500

1,897 RSF

Peachtree Pointe

3280 Pointe Parkway | Peachtree Corners, GA 30092

KEY PLAN

SITE PLAN – BUILDING 3280

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EXHIBIT “B”

Commencement and Completion Lease Certificate

THIS LEASE CERTIFICATE, made as of this ____ day of _____________, 201____, by and between REALCO GA 001, LLC, as Landlord, and ____________________________ as Tenant, whereby the undersigned parties hereby agree and certify that:

1. Landlord and Tenant are parties to that certain Lease dated as of _____________ ____, 20____, covering certain leased space at _________________________________, _____________________________________________________________________________.

2. The Tenant has entered into occupancy and possession of the Premises. The Commencement Date is _________________, ______, and the Rent Commencement Date is _________________, ______; and,

3. The Expiration Date of the Lease is on _________________, ______; and,

4. The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, and neither party thereto is in default thereunder; and,

5. The Premises contain approximately ____________ rentable square feet; and

6. Tenant has accepted the Premises, and the Premises are in good and tenantable condition and acceptable for Tenant’s intended use thereof as provided in the Lease.

7.	The rent for the month of _______________, ___, has been paid.

[Signatures on the following page]

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IN WITNESS WHEREOF, the Undersigned have executed this Lease Certificate as of the date first above written:

LANDLORD:	REALCO GA 001, LLC,
a Georgia limited liability company

By: Realco Limited Liability Company, a West Virginia limited liability company, its manager

By:______________________________

Its: ______________________________

TENANT:	GROM EDUCATIONAL SERVICES, a _________

By: ________________________________

Its: ________________________________

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EXHIBIT “C”

Landlord’s Work

Plans and Specifications

Landlord shall turnkey the Premises. Landlord’s work shall include the following:

1.	Add IT-room

2.	Install VCT to IT-room

3.	Replace any damaged or stained ceiling tiles.

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EXHIBIT “D”

Rules and Regulations

1.                The sidewalks, halls, passages, exits, entrances, retail areas, elevators, escalators and stairways of the Building will not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises.  The halls, passages, exits, entrances, elevators, escalators and stairwells are not for the general public, and Landlord will in all cases retain the right to control and prevent access to them by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants; however, such access will be permitted to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant and its employees and invitees shall not go upon the roof of the Building.

2.                No sign, placard, picture, name, advertisement or notice visible from the exterior of Tenant's Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord.  Landlord will adopt and furnish to Tenant guidelines relating to signs inside the Building on the office floors.  Tenant agrees to conform to such guidelines.  All approved signs or lettering on doors will be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.  Material visible from outside the Building will not be permitted.  Landlord may remove such materials without any liability, and may charge the expense incurred by such removal to Tenant.

3.                No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations will be attached to, hung, or placed in, or used in connection with any window of the Building or the Premises unless approved in writing by Landlord.

4.                The sashes, sash doors, skylights, windows, heating, ventilating, and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building will not be covered or obstructed by Tenant.

5.                No showcases or other articles will be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

6.                Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is under the influence of liquor or drugs, or who shall in any manner do any act of violence or violate any of the Rules and Regulations of the Building.

7.                Tenant will not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business.

8.                Tenant will not permit the Premises to be used for lodging or sleeping or for any immoral or illegal purpose.

9.                Tenant will not use or permit the use of the Premises in any manner which involves the unusual risk of injury to any person.

10.             No cooking will be done or permitted by Tenant on the Premises, except in area of the Premises which are specially constructed for cooking.  Approved microwave equipment or equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

11.             The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other foreign substances will be thrown in them.  All damages resulting from any misuse of the fixtures will be borne by Tenant who, or whose servants, employees, agents, visitors or licensees have caused the damage.

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12.             Tenant will not deface any part of the Premises or the Building of which they form a part. Without the prior written consent of Landlord, Tenant will not lay linoleum or other similar floor covering. If such floor covering is to be used, an interlining of builder's deadening felt will be first affixed to the floor, by a paste of other material soluble in water. The use of cement or other similar adhesive material is expressly prohibited.  In those portions of the Premises in which carpet has been provided directly or indirectly by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

13.             Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant will make good all injuries sustained by other tenants or occupants of the Building or Landlord.  On multiple-tenancy floors, all tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.

14.             Tenant agrees that Landlord shall not be responsible for lost or stolen personal property, money or jewelry from the Premises or Building regardless of whether such loss occurs when the area is locked against entry or not.

15.             Smoking is not permitted in Building including, but not limited to, lobbies, common hallways, restrooms, vending areas, conference rooms and exercise facilities.  Smoking is not permitted within 25 feet of exterior doors to the Building.

16.             Tenant, its employees, agents, customers and invitees shall not loiter or solicit in the Common Areas, nor shall Tenant distribute any handbills or other advertising at the Building.

17.             Upon Tenant's taking possession of the Premises, Tenant shall supply to Landlord the name, address and phone number of an emergency contact.  Tenant authorizes Landlord to relinquish said information to the Police Department and Fire Department in case of an emergency.

18.             Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the Building, or any equipment, furnishings or contents of the Building, and Tenant will comply with such systems and procedures.

19.             All persons entering or leaving the Building after standard hours of operation including Saturday, Sunday, and holidays will comply with such off-hours regulations as Landlord may establish and modify from time to time.  Landlord reserves the right to limit or restrict access to the Building during such time periods.

20.             The persons employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be accepted by Landlord.  The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations.  Insurance must be sufficient, in Landlord's sole opinion, to cover all personal liability, theft or damage to the Building, including without limitation, floor coverings, doors, walls, elevators, stairs, foliage and landscaping.  Special care must be taken to prevent damage to foliage and landscaping during adverse weather.  All moving operations will be conducted at such times and in such a manner as Landlord may direct, and all moving will take place during non-business hours unless Landlord agrees in writing otherwise.  Tenant will be responsible for the provision of Building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security.  Landlord will have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building.  Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to distribute the weight properly.  Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of Tenant.  Landlord reserves the right to inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these Rules and Regulations.  Supplies, goods, materials, packages, furniture and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord. Landlord will not be responsible for the loss or damage of any such property, even if such loss or damage may occur through the carelessness or negligence of Landlord, its agents or employees.

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21.             Tenant will not use or keep in the Premises or the Building any kerosene, gasoline, or flammable or combustible or explosive fluid or material or chemical substance other than limited quantities reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in normal operation of the Premises.  Without Landlord's prior written approval, Tenant will not use any method of heating or air conditioning other than that supplied by Landlord.  Tenant will not use or keep or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interference in any way with other tenants or those having business in the Building.  Tenant will not place or install any object (including, without limitation, radio and television antenna, loudspeakers, sound amplifiers, microwave dishes, solar devices or similar devices) on the exterior of the Building or on the roof of the Building without Landlord’s prior written approval.

22.             Landlord may without notice and without liability to Tenant, change the name and street address of the Building.

23.             Landlord will have the right to prohibit any advertising by Tenant (mentioning the Building) which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant will discontinue such advertising.

24.             Tenant will not bring any animals or birds into the Building and will not feed any animals or birds that may come on the property. Tenant will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes. Tenant will not permit vehicles to be stored on the property overnight for multiple days at a time.

25.             Tenant will store all of its trash and garbage within the Premises.  No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal.  All garbage and refuse disposal will be made only through entryway and elevators provided for such purposes and at such times as Landlord may designate.  Removal of any furniture or furnishings, large equipment, packing crates, packing materials and boxes will be the responsibility of Tenant, and such items may not be disposed of in the Building trash receptacles, nor will they be removed by the Building's janitorial service, except at Landlord's sole option and at Tenant's expense.  No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.

26.             Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent same.

27.             The requirements of tenants will be attended to only upon application by written, personal or telephone notice at the office of the Building.  Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instruction from Landlord.

28.             Whenever Tenant submits to Landlord any plan, agreement or other document for Landlord's consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, a processing fee in the sum equal to the reasonable fee of the architect, engineer or attorney employed by Landlord to review the plan, agreement or document.

29.             Tenant will not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

30.             No act or thing done or omitted to be done by Landlord or Landlord's agent during the term of the lease in connection with the enforcement of these Rules and Regulations will constitute an eviction by Landlord of Tenant nor will it be deemed an acceptance of surrender of the Premises by Tenant.  No agreement to accept such termination or surrender will be valid unless in a writing signed by Landlord.  The delivery of keys to any employee or agent of Landlord will not operate as a termination of the lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving the termination or surrender.

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31.             Tenant agrees that it shall not willfully do or omit to do any act or thing which shall discriminate or segregate upon the basis of race, color, sex, creed or national origin in the use and occupancy or in any subleasing or subletting in the Premises.

32.             Landlord reserves the right to amend and modify these Rules and Regulations from time to time, for the safety, care, order or cleanliness and operation of the Building in which the Premises are located, any common areas and the use thereof. .

33.             Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT “E”

SPECIAL STIPULATIONS

1.           OPTION TO EXTEND TERM

a.	Option to Renew. Provided Tenant is not in default in the performance of its obligations under this Lease, Tenant shall have the right and option to renew this Lease for two (2) additional terms of five (5) years each, such additional term to commence immediately upon the expiration of the original Term (each such additional term, a “Renewal Term”). If Tenant elects to exercise its option to renew this Lease, Tenant shall give written notice to Landlord of such election at least two hundred seventy (270) days prior to the date of expiration of the term then in effect.

b.	Rent Adjustment. The rent shall be adjusted for each Renewal Term, effective on the commencement date of each Renewal Term to increase the rent due for each Renewal Term (the “Adjusted Rent”) to the then prevailing fair market rental rate. In no case shall the base rent be less than the last month’s rent of the initial Term. The Adjusted Rent due for any Renewal Term shall be payable to Landlord in consecutive equal monthly installments on the first day of each month of each such Renewal Term.

2.          TENANT INITIATED EXPANSION RIGHT

a.	Landlord will provide Tenant with a Tenant initiated expansion option during the first twenty-four (24) months of lease term. Provided no event of default then exists and Tenant is then occupying all of the Premises, if Tenant desires to lease the space in the 3280 Building, Tenant shall notify Landlord in writing of its desire to lease such space. Within ten (10) business days thereafter, Landlord shall notify Tenant in writing of all space in the Building that is available to Tenant to Lease on the date of Landlord’s Availability Notice. If Tenant desires to lease any expansion space listed on Landlord’s availability notice, Tenant shall thereafter notify Landlord in writing within ten (10) business days following Landlord’s availability notice and shall designate the requested expansion space in Tenant’s expansion notice. Within three (3) business days after Landlord’s receipt of Tenant’s Expansion Notice, Landlord will notify Tenant in writing whether the requested Expansion Space is then available as of the date of Tenant’s Expansion Notice. Such terms will be coterminous with the current lease with leasing concessions prorated based upon remaining term.

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EXHIBIT “E”

GUARANTY

THIS GUARANTY (the “Guaranty”) made and entered into this                  day of                             , 2017, by TOP DRAW ANIMATION, INC., a _____________ (“Guarantor”), to and for the benefit of REALCO GA 001, LLC, a Georgia limited liability company (“Landlord”).

W I T N E S S E T H :

WHEREAS, Landlord and GROM EDUCATIONAL SERVICES, an _______, as Tenant (together with its successors and assigns, “Tenant”) propose to enter into that certain Lease, dated of even date herewith (the “Lease”), pursuant to which Tenant will lease approximately 1,897 rentable square feet of space (the “Premises”) within that certain building located at 3280 Pointe Parkway in the City of Peachtree Corners, State of Georgia; and

WHEREAS, Guarantor, as the parent corporation of Tenant, is desirous that Landlord make and enter into the Lease with Tenant; and

WHEREAS, Landlord requires as a condition to its execution of the Lease that Guarantor guarantees the full performance of the obligations of Tenant under the Lease;

NOW, THEREFORE, for and in consideration of Ten and No/100ths Dollars ($10.00), and for other good and valuable consideration, the receipt, adequacy and sufficiency of all of which are hereby acknowledged by Guarantor, and to induce Landlord to enter into the Lease with Tenant, Guarantor does hereby agree as follows:

1.       Guaranty. Guarantor hereby unconditionally guarantees: (a) the full, faithful and punctual performance of each and all of the terms, covenants, agreements and conditions of the Lease to be kept and performed by Tenant, in accordance with and within the time prescribed by the Lease (such terms, covenants, agreements and conditions are hereinafter collectively referred to as the “Covenants”); (b) the full and punctual payment and discharge of all Base Rent, Additional Rent, any Security Deposit, and all other sums of money, charges and liabilities due Landlord under the Lease (including any interest and late charges thereon) (such Base Rent, Additional Rent, Security Deposit, sums, charges, liabilities and interest are hereinafter sometimes collectively referred to as the “Rent”); and (c) all costs, expenses and damages suffered or incurred by Landlord as a result of or instant to any default or breach by Tenant under the Lease, including, without limitation, reasonable attorneys’ fees, court costs and other expenses incurred by Landlord in enforcing the Lease or this Guaranty (such costs, expenses and damages are hereinafter collectively referred to as the “Expenses”) (the Rent, the Covenants and the Expenses are hereinafter collectively referred to as the “Obligations”). Guarantor does hereby agree that if all or any part of the Obligations are not paid by Tenant pursuant to the terms and conditions of the Lease, Guarantor will immediately make such payments to Landlord. Any reference in this Guaranty to “reasonable attorneys’ fees” (or similar terminology) shall be deemed to mean reasonable attorneys’ fees actually incurred, without regard to the applicability of O.C.G.A. § 13-1-11 or any other fee-limiting statute.

2.       No Discharge. This Guaranty by Guarantor shall continue for the benefit of Landlord notwithstanding: (a) any extension, modification, amendment or alteration of the Lease; (b) any assignment of the Lease or sublease of all or part of the Premises, with or without the consent of Landlord; (c) any release, extension or modification of the liability of Tenant or any other party liable under the Lease or any other guaranty of the Lease; (d) any dissolution or liquidation of Tenant or change in the composition of the partners of Tenant; and no extension, modification, amendment, alteration or assignment of the Lease, sublease of all or part of the Premises, dissolution of Tenant, change in the composition of partners of Tenant, and no other agreements or releases between Landlord and Tenant or between Landlord and any other party liable under the Lease or any other guaranty of the Lease (with or without notice to or knowledge of Guarantor) shall in any manner release or discharge Guarantor, and Guarantor does hereby consent to any such extension, modification, amendment, alteration, release or assignment of the Lease, sublease of all or part of the Premises, dissolution or liquidation of Tenant or change in the composition of partners of Tenant. Guarantor hereby covenants and agrees that Landlord may at any time, and from time to time, without notice to or further consent from Guarantor, either with or without consideration, modify the terms of the Lease, or extend or renew the Term of the Lease for any period. No such action which Landlord shall take or fail to take in connection with the Lease, or any course of dealing by Landlord with Tenant or any other person shall release Guarantor’s obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Landlord. The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions or modifications of the Lease and shall be deemed to include any such renewals, amendments, extensions or modifications thereof. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect notwithstanding, without limitation, the death or incompetency of Guarantor.

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3.       Unchanged by Bankruptcy. This Guaranty will continue unchanged notwithstanding any bankruptcy, reorganization, or insolvency of Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee or Tenant.

4.       Transfer or Assignment. Landlord may without notice, assign or transfer this Guaranty in whole or in part and no such assignment or transfer of the Lease or this Guaranty shall operate to extinguish or diminish the liability of Guarantor hereunder.

5.       Primarily Liable. This Guaranty is a guaranty of payment and not of collection. The liability of Guarantor under this Guaranty shall be primary and direct and in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor without having commenced any action, or having obtained any judgment, against Tenant or any other party liable under the Lease or any other guaranty of the Lease.

6.       Default. In the event of a default by Tenant under the Lease that continues past the expiration of any applicable notice and cure periods, Landlord shall have the right to enforce its rights, powers and remedies under the Lease, any other guaranty of the Lease, and under this Guaranty and all rights, powers and remedies available to Landlord shall be non-exclusive and cumulative of all other rights, powers and remedies under the Lease, any other guaranty of the Lease or under this Guaranty or by law or in equity. The obligations of Guarantor hereunder are independent of the obligations of Tenant or any other guarantor, and Landlord may proceed directly to enforce all rights under this Guaranty without proceeding against or joining Tenant, any other guarantor or any other person or entity. Guarantor hereby authorizes and empowers Landlord upon the occurrence of a default by Tenant under the Lease that continues past the expiration of any applicable notice and cure periods, at its sole discretion and without notice to Guarantor, to exercise any right or remedy which Landlord may have under the Lease and Guarantor shall be liable to Landlord for any deficiency resulting from the exercise by it of any such remedy, even though any right which Guarantor may have against Tenant or others may be lost or diminished by exercise of any such remedy. Guarantor hereby expressly waives the provisions of Official Code of Georgia Annotated § 13-6-5, and Landlord shall have no duty to mitigate, except to the extent, if any, that Landlord has an express duty to mitigate pursuant to the terms of the Lease. Until all of the Obligations have been performed and paid in full, Guarantor shall have no right of subrogation to Landlord and Guarantor hereby waives any rights to enforce any remedy which Landlord may have against Tenant.

7.       Proceeds. Guarantor hereby authorizes Landlord, without notice to Guarantor, to apply all payments and credits received from Tenant or realized from any personal property of Tenant on the Premises in such manner and in such priority as Landlord in its sole judgment shall see fit to the Obligations which are the subject of this Guaranty.

8.       Binding on Successors. Guarantor’s obligations hereunder shall not be assigned or delegated but this Guaranty shall pass to and be fully binding upon any successors, heirs, assigns and/or trustees of Guarantor.

9.       Waivers. Guarantor expressly waives and agrees not to assert or take advantage of: (a) the defense of the statute of limitations in any action hereunder or in any action for collection of the Obligations; (b) any defense that may arise by reason of the failure of Landlord to file or enforce a claim against Tenant in bankruptcy or any other proceeding; (c) any defense based on the failure of Landlord to give notice of the creation, existence or incurring of any new obligations or on the action or non-action of any person or entity in connection with the Obligations; (d) any duty on the part of Landlord to disclose to Guarantor any facts it may know or hereafter acquire regarding Tenant; (e) any defense based on lack of diligence on the part of Landlord in the collection of any and all of the Obligations; and/or (f) demand for payment, presentment, notice of protest or dishonor, notice of acceptance of this Guaranty, and any and all other notices or demands to which Guarantor might otherwise be entitled by law. Guarantor hereby expressly waives the provisions of Official Code of Georgia Annotated § 10-7-24.

10.       No Oral Modification. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord except by a writing signed by Landlord.

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11.       Representations. Guarantor hereby represents and warrants that:

(a)       Guarantor is not in default under any agreement to which Guarantor is a party, the effect of which will impair performance by Guarantor of the Obligations;

(b)       There are no actions, suits or proceedings pending or threatened against Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind that will affect performance by Guarantor of the Obligations; and

(c)       Neither this Guaranty nor any document, financial statement, credit information, certificate or statement heretofore furnished or required herein to be furnished to Landlord by Guarantor contains any untrue statement of facts or omits to state a fact material to this Guaranty as of the date of this Guaranty.

12.       Severability. The invalidity or unenforceability in any particular circumstances of any provision of this Guaranty shall not extend beyond such provision or circumstances, and no other provision of this instrument shall be affected thereby. This provision shall control every other provision of this Guaranty.

13.       Construction. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

14.       Choice of Law. This Guaranty is to be performed in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

15.       Counterparts. This Guaranty may be executed in multiple counterparts, all of which shall be deemed originals, but all of which constitute one and the same instrument.

16.       Captions. The paragraph headings used in this Guaranty are for suggestive purposes only and are not intended to be an accurate or comprehensive summary of the terms and provisions of this Guaranty.

17.       Time of Essence. Time is of the essence of this Guaranty.

18.       Joint and Several Liability. The liability of Guarantor hereunder shall be joint and several with the liability of any other guarantor of the Lease and with the liability of any other party liable under the Lease.

19.       Consent to Jurisdiction. Guarantor acknowledges and agrees that this Guaranty shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia. Guarantor hereby consents to personal jurisdiction in the State of Georgia for the enforcement of this Guaranty and hereby waives any and all claims of rights under the laws of the State of Georgia or of the United States or of any other state or country, to object to jurisdiction within the State of Georgia for the purpose of litigation to enforce this Guaranty. In the event such litigation is commenced, Guarantor agrees that service of process may be made and personal jurisdiction obtained over Guarantor by serving a copy of the summons and complaint upon Guarantor by a generally recognized express courier such as Federal Express or UPS at the address set forth below Guarantor’s signature or at any other address written notice of which is provided by Guarantor to Landlord. Nothing contained herein, however, shall prevent the Landlord from bringing any action or exercising any rights against Guarantor personally, or against any property of Guarantor, within any other county, state or country. The means of obtaining personal jurisdiction and perfecting service of process set forth above are not intended to be exclusive but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the State of Georgia, the United States or any other state or country.

20.       Notices. Any notice, demand or document required or permitted to be delivered by this Guaranty shall be in writing and shall be deemed to be delivered (whether or not actually received) when delivered personally or when delivered by a generally recognized express courier such as Federal Express, UPS or DHL, at the address set forth below Guarantor’s signature or at any other address notice of which is provided by Guarantor to Landlord.

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IN WITNESS WHEREOF, Guarantor has hereunder caused this Guaranty to be executed under seal and delivered to Landlord the day and year first above written.

Signed, sealed and delivered in the presence of:

GUARANTOR:

TOP DRAW ANIMATION, INC., a _______corporation

By:____________________________________

Name:__________________________________

Title:___________________________________

[CORPORATE SEAL]

Address:

_______________________________________
_______________________________________
_______________________________________
_______________________________________

_______________________________________ Witness
_______________________________________ Notary Public (NOTARIAL SEAL)
My Commission Expires: _______________________________________

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